As filed with the Securities and Exchange Commission on May 19, 2000
Registrati on No. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------
                            Aspect Development, Inc.
             (Exact name of registrant as specified in its charter)
                         -----------------------------

                Delaware                           1395 Charleston Road                         25-1622857
          (State of Incorporation)             Mountain View, California  94043            (I.R.S.Employer Identification No.)
                                                       (650) 428-2700
                                               (Address of principal executive offices)
                                                     ----------------------------

                Registrant's 1997 Nonstatutory Stock Option Plan
     Transition Analysis Component Technology, Inc. 1997 Stock Option Plan
       Transition Analysis Component Technology Inc. Option Agreements
                     -----------------------------------
                                 David S. Dury
               Senior Vice President and Chief Financial Officer
                            Aspect Development, Inc.
                              1395 Charleston Road
                        Mountain View, California  94303
                                 (650) 428-2700
                     -----------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------
                                   Copies to:
                              James C. Kitch, Esq.
                              Andrea Vachss, Esq.
                              Cooley Godward, LLP
                               5 Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California  94306
                                 (650) 843-5000
                                 --------------
                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================

Title of Securities to be    Amount to be       Proposed Maximum             Proposed Maximum
 Registered                   Registered     Offering Price Per Share     Aggregate Offering Price    Amount of Registration Fee
                                                      (1)                          (1)
 ----------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
 Stock (par value $.001)      4,054,244             $48.35                    $196,025,400                    $51,750.71

===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options and (b) the average high and low price of Registrant's Common Stock on May 15, 2000 as reported on the Nasdaq National Market.

================================================================================

The chart below details the calculations of the registration fee:

----------------------------------------------------------------------------------------------------
          Securities                 Number of Shares          Offering Price        Aggregate
                                                                 Per Share         Offering Price
----------------------------------------------------------------------------------------------------

Shares issuable under the
 1997 Nonstatutory Stock
 Option Plan                     3,938,000                        $48.78            $192,095,640
 ---------------------------------------------------------------------------------------------------
Shares reserved for future
 issuance under the 1997
 Nonstatutory Stock Option
 Plan                               62,000                        $58.5625          $ 3,630,875
 ---------------------------------------------------------------------------------------------------
Shares issuable pursuant to
 the Transitions Analysis
 Component Technology, Inc.
 1997 Stock Option Plan
 and TACTech Option Agreements      54,244                        $ 5.51            $    298,885

----------------------------------------------------------------------------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Aspect Development, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
     (a) The Company's latest annual report on Form 10-K, as amended, for the fiscal year ended December 31, 1999 filed pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act");
     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and
     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                           DESCRIPTION OF SECURITIES

Inapplicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

                      EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's By-laws also provide that the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

     The Company's Restated Certificate of Incorporation (the "Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Company has been authorized by the Board to enter into agreements with its directors and officers that require the Company to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Company or any of its affiliated enterprises. Delaware law permits such indemnification provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.



                                    EXHIBITS

Exhibit

Number

5.1            Opinion of Cooley Godward llp.

23.1           Consent of Arthur Andersen llp.

23.2           Consent of Ernst & Young LLP.

23.3 Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1           Power of Attorney is contained on the signature pages.

99.1           Registrant's 1997 Nonstatutory Stock Option Plan, as amended.

99.2           Transition Analysis Component Technology, Inc. 1997 Stock Option
               Plan.

99.3           Bruce Blackford Option Agreement for TACTech Common Stock.

99.4           Jeff Hanser Option Agreement for TACTech Common Stock.

                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 19, 2000.


                                    ASPECT DEVELOPMENT, INC.



                                    By   /s/ David S. Dury
                                         -------------------------------
                                         David S. Dury
                                         Senior Vice President, Chief Financial
                                         Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Romesh T. Wadhwani and David S. Dury and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                          Title                                    Date
/s/ Romesh Wadhwani                               Chairman of the Board and Chief Executive              May 19, 2000
--------------------------------------------                      Officer
          Romesh T. Wadhwani


/s/ Robert L. Evans                                President, Chief Operating Officer and                May 19, 2000
--------------------------------------------                      Director
          Robert L. Evans


/s/ David S. Dury                                Senior Vice President, Chief Financial Officer          May 19, 2000
--------------------------------------------       and Secretary (Principal Financial and
          David S. Dury                                     Accounting Officer)


/s/ David Pefley                                  Vice President and Corporate Controller                May 19, 2000
--------------------------------------------
          David Pefley


/s/ Steven B Goldby                                               Director                               May 19, 2000
--------------------------------------------
          Steven B. Goldby

/s/ Dennis Sisco                                                  Director                               May 19, 2000
--------------------------------------------
          Dennis Sisco

                                 EXHIBIT INDEX


Exhibit
Number                                       Description                                  Sequential Page Number
5.1                 Opinion of Cooley Godward llp.
23.1                Consent of Arthur Andersen llp.
23.2                Consent of Ernst & Young llp.
23.3                Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.
24.1                Power of Attorney is contained on the signature pages.
99.1                Registrant's 1997 Nonstatutory Stock Option Plan, as amended.
99.2                Transition Analysis Component Technology, Inc. 1997 Stock Option
                    Plan.
99.3                Bruce Blackford Option Agreement for TACTech Common Stock.
99.4                Jeff Hanser Option Agreement for TACTech Common Stock.